EXHIBIT 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

FOR IMMEDIATE RELEASE

COLONIAL PROPERTIES TRUST
REPORTS THIRD QUARTER 2003 EARNINGS

BIRMINGHAM, Ala., October 24, 2003—Colonial Properties Trust (NYSE: CLP) (the “Company”) today reported earnings of $6.8 million or $0.26 per fully diluted share (EPS) for the third quarter 2003; for the same period in 2002, EPS was $0.53. Year-to-date, fully diluted earnings per share were $0.92 in 2003 as compared to $2.10 for the same period in 2002. As discussed in previous reporting periods, a significant portion of the decrease in earnings per share was attributable to the gains recognized on asset sales in 2002. Asset sales are a recurring part of the company’s strategy; the timing and amount of these asset sales fluctuate from quarter to quarter and year to year.

Funds from operations (FFO) for the third quarter were $30.5 million, or $0.83 per fully diluted share/unit, compared to $31.4 million, or $0.93 per fully diluted share/unit for the same period a year ago. On a year-to-date basis, FFO per share/unit was $2.47 in 2003 as compared to $2.73 for the same period in 2002. A reconciliation from net income available to common shareholders to funds from operations is provided in the attached tables.

Total divisional net operating income was down 2.1 percent for the quarter and up 3.1 percent year-to-date compared to the same periods in 2002. On a same-property basis, the multifamily, office and retail divisions posted net operating income results of a 5.9 percent decrease, 14.1 percent decrease and 0.1 percent increase, respectively, for the quarter. Occupancies at the end of the period for the Company’s stabilized properties were 95 percent, 91 percent and 87 percent for the multifamily, office and retail divisions, respectively. A reconciliation of total divisional net operating income to income from continuing operations before discontinued operations is provided in the attached tables.

“Our multifamily and retail divisions have experienced flat results over sequential quarters,” stated Thomas H. Lowder, chairman and chief executive officer. “We expect that our office business will remain in a difficult leasing environment until the economy experiences some sustained job growth.”

Management has responded to recent comments from the Securities and Exchange Commission (SEC) involving the periodic reports of Colonial Realty Limited Partnership, the Company’s operating partnership, and the Company and its operating partnership made 10-K/A filings on October 10, 2003. The Company expects no further adjustments to the financial statements will be made. The SEC comments arose in connection with a review of a Registration Statement of the Company’s operating partnership, Colonial Realty Limited Partnership, filed with the SEC. The staff of the SEC had commented on certain matters applicable to the operating partnership’s 10-K for the year ended December 31, 2002, as noted in the Company’s July 28, 2003 news release. The comments included a request for information concerning the allocation of the purchase price of operating properties to tangible and intangible assets under Statement of Financial Accounting Standards No. 141, Business Combinations. Please refer to the Company’s 10-K/A filing as of October 10, 2003 for additional information.

Investment and Disposition Activities

During the third quarter, the Company sold 2100 International Park in Birmingham, outparcels adjacent to Colonial University Village/Auburn and land from the recent office park acquisition in Orlando, Florida; proceeds were approximately $9.4 million.

The Company’s current development pipeline is primarily the expansion or redevelopment of existing projects, weighted towards the redevelopment of several of the Company’s retail properties. For additional details of the Company’s disposition and investment activities, see the Company’s detailed Supplemental Financial Highlights available on the Company’s website.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Financing Activities

Year-to-date, the Company has closed on a number of financing activities including a debt issue, preferred stock refinancing and an equity issue.

•	The Company’s operating partnership, Colonial Realty Limited Partnership, closed on a 6.15% 10-year $125 million senior unsecured notes offering.

•	The Company redeemed its $125 million 8.75% Series A Cumulative Redeemable Preferred Shares with a new issue of $125 million 8.125% Series D Cumulative Redeemable Preferred Shares.

•	The Company closed on a $72.5 million secondary offering of the Company’s common shares, issuing 2.11 million shares.

Guidance

Our guidance for the year has been reduced primarily due to an equity issue earlier in the year, and the current annual FFO guidance remains unchanged as follows:

	Range

Fully Diluted Earnings per Share	$1.32	$1.46
Plus: Real Estate Depreciation & Amortization	2.54	2.54
Less: Gain on Sale of Assets	(0.42)	(0.42)

Fully Diluted Funds from Operations per Share	$3.44	$3.58

Conference Call and Supplemental Materials

The Company will hold its quarterly conference call Monday, October 27th at 1:00 pm central time. The call will include a review of the Company’s third quarter performance and discussion of the Company’s strategy and current expectations for the future.

To participate, dial 1-877-500-9123. As with previous calls, a replay will be available for one week, by dialing 800-642-1687; the Conference ID will be 3082963. Access to the live call and a replay will be available through the Company’s website at www.colonialprop.com under “Investor Relations: Shareholder Information”.

The Company produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the Company’s overall financial position. For a copy of the Company’s detailed Supplemental Financial Highlights, please visit the Company’s website at www.colonialprop.com under the “Investor Relations: Financial Reporting” tab or contact Investor Relations at 800-645-3917.

Company Summary

Colonial Properties Trust is a diversified REIT that, through its subsidiaries, owns a portfolio of multifamily, office and retail properties where you live, work and shop in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Texas and Virginia. Colonial Properties Trust performs development, acquisition, management, leasing and brokerage services for its portfolio and properties owned by third parties. Colonial Properties Trust is a diversified REIT, which has a total market capitalization of $2.8 billion. The cornerstone of Colonial Properties’ success is its live, work and shop diversified investment strategy. The Company manages or leases 19,500 apartment units, 6.5 million square feet of office space and 15.6 million square feet of retail shopping space. In 2003, the National Association of Industrial and Office Properties (NAIOP) named Colonial Properties Trust “National Developer of the Year”. Additional information on Colonial Properties Trust is available on the Internet at www.colonialprop.com. The Company, headquartered in Birmingham, Ala., is listed on the New York Stock Exchange under the symbol “CLP” and is included in the S&P SmallCap 600 Index.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding Company and property performance, and is based on the Company’s current expectations and judgment. Actual results could vary

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

materially depending on risks and uncertainties inherent to general and local real estate conditions, competitive factors specific to markets in which Colonial Properties operates, legislative or other regulatory decisions, future interest rate levels or capital markets conditions. The Company assumes no liability to update this information. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

- # # # -

Contact:	Sandra Lee Robertson, Senior Vice President — Finance, 205.250.8788
Linda S. Geiss, Vice President — Media Relations, 205.250.8768

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2003

BALANCE SHEET

	As of	As of
	9/30/2003	12/31/2002
($ in 000s)
ASSETS
Real Estate Investments
Operating Properties	$2,290,919	$2,298,242
Undeveloped Land & Construction in Progress	116,331	82,520

Total Real Estate, before Depreciation	2,407,250	2,380,762
Less: Accumulated Depreciation	(404,964)	(351,164)

Net Real Estate Development	2,002,286	2,029,598
Cash and Equivalents	3,591	6,236
Restricted Cash	1,873	1,481
Accounts Receivable, net	8,581	10,395
Notes Receivable	1,789	1,307
Prepaid Expenses	4,203	7,581
Deferred Debt and Lease Costs	24,406	23,157
Investment in Unconsolidated Subsidiaries	33,842	36,265
Other Assets	13,162	13,836

Total Assets	$2,093,733	$2,129,856

LIABILITIES
Long-Term Liabilities
Payable to Banks	$42,261	$208,270
Notes and Mortgages Payable	1,113,214	1,053,923

Total Long-Term Liabilities	1,155,475	1,262,193
Other Liabilities	66,319	55,566

Total Liabilities	1,221,794	1,317,759
MINORITY INTEREST & EQUITY
Preferred Shares and Units, at Liquidation Value
Series A 8 3/4%, Preferred Shares	—	125,000
Series B 8 7/8%, Preferred Units	100,000	100,000
Series C 9 1/4%, Preferred Shares	50,000	50,000
Series D 8 1/8%, Preferred Shares	125,000	—

Total Preferred Shares and Units, at Liquidation Value	275,000	275,000
Common Equity, including Minority Interest	596,939	537,097

Total Equity, including Minority Interest	871,939	812,097

Total Liabilities and Equity	$2,093,733	$2,129,856

SHARES & UNITS OUTSTANDING, END OF PERIOD

	As of	As of
	9/30/2003	12/31/2002
(shares and units in 000s)
Basic
Shares	26,116	22,850
Operating Partnership Units (OP Units)	10,420	10,788

Total Shares & OP Units	36,535	33,638
Dilutive Common Share Equivalents	273	254
Diluted
Shares	26,389	23,104
Total Shares & OP Units	36,808	33,892

3Q03	NYSE:CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2003

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended

	9/30/2003	9/30/2002		9/30/2003	9/30/2002
($ in 000s, except per share data)
Revenue
Minimum Rent	$66,349	$63,912	3.8%	$197,083	$186,987	5.4%
Percentage Rent	743	589	26.1%	1,923	1,728	11.3%
Tenant Recoveries	9,587	10,266	-6.6%	30,152	30,499	-1.1%
Other Property Related Revenue	4,547	4,754	-4.4%	16,295	13,513	20.6%
Other Non-Property Related Revenue	1,282	1,600	-19.9%	3,989	5,253	-24.1%

Total Revenue	82,508	81,121	1.7%	249,442	237,980	4.8%
Operating Expenses
Property Operating Expenses:
General Operating Expenses	6,312	5,891	7.1%	17,995	16,545	8.8%
Salaries and Benefits	3,949	3,818	3.4%	11,453	11,433	0.2%
Repairs and Maintenance	8,953	8,346	7.3%	26,038	23,268	11.9%
Taxes, Licenses, and Insurance	7,567	6,234	21.4%	23,393	21,052	11.1%

Total Property Operating Expenses	26,781	24,289	10.3%	78,879	72,298	9.1%
General and Administrative	4,936	3,405	45.0%	15,001	11,682	28.4%
Depreciation	20,480	18,231	12.3%	60,059	52,880	13.6%
Amortization	1,958	2,173	-9.9%	5,897	6,272	-6.0%

Total Operating Expenses	54,155	48,098	12.6%	159,836	143,132	11.7%

Income from Operations	28,353	33,023	-14.1%	89,606	94,848	-5.5%
Other Income (Expense)
Interest Expense	(16,925)	(16,820)	0.6%	(50,685)	(47,805)	6.0%
Income from Investments	36	585	-93.8%	127	986	-87.1%
Loss on Hedging Activities	(9)	(4)	125.0%	(326)	(12)	2616.7%
Gain on Sale of Property	3,917	615	536.9%	6,272	32,727	-80.8%
Other	(505)	—		(156)	—

Total Other Expense	(13,486)	(15,624)	-13.7%	(44,768)	(14,104)	217.4%

Income before Minority Interest & Discontinued Operations	14,867	17,399	-14.6%	44,838	80,744	-44.5%
Minority Interest
Minority Interest in CRLP — Preferred	(2,218)	(2,218)	0.0%	(6,655)	(6,655)	0.0%
Minority Interest in CRLP — Common	(2,553)	(3,644)	-29.9%	(6,742)	(20,883)	-67.7%

Total Minority Interest	(4,771)	(5,862)	-18.6%	(13,397)	(27,538)	-51.4%

Income from Continuing Operations	10,096	11,537	-12.5%	31,441	53,206	-40.9%
Discontinued Operations
Income from Discontinued Operations	39	514	-92.4%	303	1,809	-83.3%
Gain on Disposal of Discontinued Operations	575	6,069	-90.5%	10,154	6,069	67.3%
Minority Interest in Discontinued Operations	(176)	(2,125)	-91.7%	(3,133)	(2,629)	19.2%

Income from Discontinued Operations	438	4,458	-90.2%	7,324	5,249	39.5%

Net Income	10,534	15,995	-34.1%	38,765	58,455	-33.7%

Dividends to Preferred Shareholders	(3,724)	(3,891)	-4.3%	(11,588)	(11,674)	-0.7%
Preferred Share Issuance Costs	—	—		(4,451)	—

Net Income Available to Common Shareholders	$6,810	$12,104	-43.7%	$22,726	$46,781	-51.4%

Earnings per Share — Basic Continuing Operations	$0.24	$0.34	-29.4%	$0.63	$1.89	-66.7%
Discontinued Operations	0.02	0.20	-90.0%	0.30	0.24	25.0%

EPS — Basic	$0.26	$0.54	-51.9%	$0.93	$2.13	-56.3%

Earnings per Share — Diluted Continuing Operations	$0.24	$0.34	-29.4%	$0.62	$1.87	-66.8%
Discontinued Operations	0.02	0.20	-90.0%	0.30	0.24	25.0%

EPS — Diluted	$0.26	$0.53	-50.9%	$0.92	$2.10	-56.2%

3Q03	NYSE:CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2003

THIRD QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

	Three Months Ended			Nine Months Ended

	9/30/2003	9/30/2002		9/30/2003	9/30/2002
($ in 000s, except per share data)
Net Income Available to Common Shareholders	$6,810	$12,104	-43.7%	$22,726	$46,781	-51.4%
Minority Interest in CRLP (Operating Ptr Unitholders)	2,729	5,769	-52.7%	9,875	23,512	-58.0%

Total	9,539	17,873	-46.6%	32,601	70,293	-53.6%
Adjustments – Consolidated Properties
Depreciation – Real Estate	19,597	18,214	7.6%	58,784	53,046	10.8%
Amortization – Real Estate	1,035	1,192	-13.2%	3,178	3,441	-7.6%
Remove: Gain/(Loss) on Sale of Property	(4,492)	(6,684)	-32.8%	(16,426)	(38,796)	-57.7%
Include: Gain/(Loss) on Sale of Undepreciated Property	3,836	741	417.7%	5,991	969	518.3%
Straight-Line Rents (Prior to 2003)	—	(588)	-100.0%	—	(1,369)	-100.0%
Marketing Fees (Prior to 2003)	—	—		—	1,658	-100.0%

Total Adjustments – Consolidated	19,976	12,875	55.2%	51,527	18,949	171.9%
Adjustments – Unconsolidated Properties
Depreciation – Real Estate	963	622	54.8%	2,845	1,818	56.5%
Amortization – Real Estate	14	6	133.3%	69	17	305.9%
Remove: Gain/(Loss) on Sale of Property	—	—		(3)	—
Include: Gain/(Loss) on Sale of Undepreciated Property	—	—		—	—
Straight-Line Rents (Prior to 2003)	—	(1)	-100.0%	—	(23)	-100.0%

Total Adjustments Unconsolidated	977	627	55.8%	2,911	1,812	60.7%

Funds from Operations	$30,492	$31,375	-2.8%	$87,039	$91,054	-4.4%

FFO per Share
Basic	$0.84	$0.94	-10.7%	$2.49	$2.76	-9.6%
Diluted	$0.83	$0.93	-10.7%	$2.47	$2.73	-9.6%

Pursuant to the definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is calculated by adjusting net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

THIRD QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

	Three Months Ended			Nine Months Ended

	9/30/2003	9/30/2002		9/30/2003	9/30/2002
(shares and units in 000s)
Basic
Shares	26,002	22,517	15.5%	24,527	21,984	11.6%
Operating Partnership Units (OP Units)	10,420	10,909	-4.5%	10,471	11,059	-5.3%

Total Shares & OP Units	36,421	33,426	9.0%	34,998	33,043	5.9%
Dilutive Common Share Equivalents	273	283	-3.4%	222	269	-17.5%
Diluted
Shares	26,275	22,800	15.2%	24,749	22,253	11.2%
Total Shares & OP Units	36,695	33,709	8.9%	35,220	33,312	5.7%

3Q03	NYSE:CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2003

THIRD QUARTER SEGMENT DATA & RECONCILIATION

	Three Months Ended			Nine Months Ended

	9/30/2003	9/30/2002		9/30/2003	9/30/2002

Net Operating Income (NOI)
Divisional Same-Property NOI
Multifamily	13,663	14,513	-5.9%	40,908	43,642	-6.3%
Office	8,783	10,214	-14.0%	26,932	29,492	-8.7%
Retail	24,789	24,770	0.1%	75,289	75,833	-0.7%

Total Same-Property	47,235	49,497	-4.6%	143,129	148,967	-3.9%
Less: Unconsolidated Assets	(1,071)	(1,528)		(3,290)	(3,791)

Same-Property NOI, Consolidated	46,164	47,969		139,839	145,176

Divisional Non Same-Property NOI
Multifamily	1,665	1,843		4,907	8,643
Office	6,976	5,617		22,861	8,781
Retail	891	1,002		3,177	2,416

Total Non-Same Property	9,532	8,462		30,945	19,840
Less: Unconsolidated Assets	(1,127)	(612)		(3,388)	(1,773)

Non Same-Property NOI, Consolidated	8,405	7,850		27,557	18,067

Divisional Total NOI
Multifamily	15,328	16,356	-6.3%	45,815	52,285	-12.4%
Office	15,759	15,831	-0.5%	49,793	38,273	30.1%
Retail	25,680	25,772	-0.4%	78,466	78,249	0.3%

Total Divisional NOI	56,767	57,959	-2.1%	174,074	168,807	3.1%
Less: NOI, Unconsolidated	(2,198)	(2,141)		(6,678)	(5,565)
2002 Discontinued Operations	—	(111)		—	(781)
2003 Discontinued Operations	(67)	(700)		(568)	(2,071)
Unallocated Corporate Rev	1,282	1,879		3,882	5,400
Other Expense	(57)	(54)		(147)	(108)
General & Administrative Expenses	(4,936)	(3,405)		(15,001)	(11,682)
Depreciation	(20,480)	(18,231)		(60,059)	(52,880)
Amortization	(1,958)	(2,173)		(5,897)	(6,272)

Income from Operations, restated for additional discontinued operations	28,353	33,023		89,606	94,848
Total Other Income (Expense)	(13,486)	(15,624)		(44,768)	(14,104)

Income from Continuing Operations before Extraordinary Items, Minority Interest and Discontinued Operations, as restated for additional discontinued operations	14,867	17,399		44,838	80,744

Add: 2003 Discontinued Operations NOI	—	700		—	2,071
2003 Discontinued Operations Deprec/Amortization	—	(241)		—	(713)

Income from Continuing Operations before Extraordinary Items, Minority Interest and Discontinued Operations, per corresponding 10-K or 10-Q	14,867	17,858		44,838	82,102

Divisional NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less real estate expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees). The Company believes Total Divisional NOI (and other NOI measures aggregating segment data) is useful to investors as a meaningful indicator of property level operating performance and current market conditions affecting the Company . Additionally, the Company also believes Total Divisional NOI (and such other NOI measures) is useful to investors because NOI is commonly used industry-wide to evaluate and compare property level operating results of real estate companies, allowing investors to view the Company in comparison to these other real estate companies. The Company cautions investors that other real estate companies may calculate Total Divisional NOI on a basis different than the Company. In addition, Total Divisional NOI (and such other NOI measures) should not be viewed as a substitute measure of performance for GAAP income from continuing operations or other applicable GAAP performance measures.

3Q03	NYSE:CLP